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                                                                   EXHIBIT 10.17

                     PRIVATE EQUITY LINE OF CREDIT AGREEMENT

                                     BETWEEN

                     ACIBAR INTERNATIONAL INVESTMENTS, LTD.

                                       AND

                          BLUE SKY COMMUNICATIONS, INC.

         PRIVATE EQUITY LINE OF CREDIT AGREEMENT (the "Agreement") dated as of August __, 2001 (the "Execution Date"), between Acibar International Investments, Ltd. ("Investor") and Blue Sky Communications, Inc., a corporation organized and existing under the laws of the State of Georgia (the "Company").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Investor from time to time as provided herein, and Investor shall purchase, up to a maximum investment of $15,000,000 in shares of Common Stock (as defined below), pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1

                               CERTAIN DEFINITIONS

         Section 1.1 "Bid Price" shall mean the closing bid price (as reported by Bloomberg Financial L.P.) of the Common Stock on the Principal Market on the date in question.

         Section 1.2 "Capital Shares" shall mean the Common Stock and any shares of any other class of voting stock whether now or hereafter authorized.

         Section 1.3 "Capital Shares Equivalents" shall mean any securities, rights, or obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

         Section 1.4 "Closing" shall mean one of the closings of a purchase and sale of the Common Stock pursuant to Article 3.

         Section 1.5 "Closing Date" shall mean, with respect to a Closing, the first Trading Day following the later of (i) the end of each Pricing Period related to such Closing, or (ii) the date upon which any post-effective amendment to the Registration Statement is declared


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effective as set forth in Section 3.1(d) hereof, provided in either case that all conditions to such Closing have been satisfied on or before such Trading
Day.

         Section 1.6 "Commitment Amount" shall mean up to a maximum investment of $15,000,000 in shares of Common Stock by the Investor, which the Investor has agreed to purchase from the Company pursuant to the terms and conditions of this Agreement.

         Section 1.7 "Common Stock" shall mean the shares of the Company's common stock, par value $0.001 per share.

         Section 1.8 "Condition Satisfaction Date" shall have the meaning set forth in Section 8.2.

         Section 1.9 "Effective Date" shall mean the date on or after the Registration Date on which there is a least one market maker making a market in the Company's Common Stock.

         Section 1.10 "Escrow Agent" shall mean Proskauer Rose, LLP., c/o Citibank, 111 Wall Street, New York, New York 10005 (ABA#021000089, Account # 59214353, Attention: David W. Sloan), or such other similar entity as shall be designated by the Investor in its reasonable discretion.

         Section 1.11 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated hereunder.

         Section 1.12 "Investment Amount" shall mean the number of Put Shares to be purchased by the Investor with respect to any Put Date as notified by the Company to the Investor, all in accordance with Section 3.1 hereof.

         Section 1.13 "Investment Period" shall mean the period commencing on the Effective Date and expiring on the earliest to occur of (x) the date on which the Investor shall have purchased the full Commitment Amount pursuant to this Agreement, (y) the date this Agreement is terminated pursuant to
Section 10.1, or (z) the date occurring forty-eight (48) months from the Effective Date.

         Section 1.14 [Omitted]

         Section 1.15 "Market Price" shall mean the VWAP price, as defined below, of the Common Stock over the Pricing Period.

         Section 1.16 "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliated entities, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.



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         Section 1.17 "Minimum Put Amount" shall mean $100,000.00 of Common
Stock.

         Section 1.18 "Maximum Put Amount" shall mean the lesser of: (a) $5,000,000 of Common Stock; or (b) the product of (25% x (total dollar trading volume for the 20 Trading Days prior to the relevant Put Date), except during the Modified Put Period, but in any event not to exceed an amount for the purchase of that number of shares of Common Stock which, when combined with the Put Shares previously purchased by the Investor and its affiliates and the shares of Common Stock otherwise owned by them, equals twenty percent (20%) of the Common Stock Outstanding after the Closing of the Put.

         Section 1.19 "NASD" shall mean the National Association of Securities Dealers, Inc.

         Section 1.20 "Outstanding" when used with reference to shares of Common Stock or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

         Section 1.21 "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Section 1.22 "Principal Market" shall mean The Over The Counter
(OTC) Bulletin Board, The NASDAQ National Market, The NASDAQ Small Cap Stock Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

         Section 1.23 [Omitted]

         Section 1.24 [Omitted]

         Section 1.25 [Omitted]

         Section 1.26 "Pricing Period" shall mean the fifteen (15) day Trading Day period commencing on each Put Date.

         Section 1.27 "Purchase Price" shall mean, with respect to Put Shares, ninety percent (90%) of the Market Price, as may be further modified pursuant to this Agreement pursuant to Section 10.3 of this Agreement; provided that commencing as of the 61st day following the Effective Date and continuing for a period of 91 days thereafter (the "Modified Put Period "), the Purchase Price shall be $4.25 per share (the "Modified Purchase Price").

         Section 1.28 "Put" shall mean each occasion the Company elects to exercise its right to draw down a portion of the Commitment Amount by tendering a Put Notice requiring the


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Investor to purchase shares of the Company's Common Stock, subject to the terms of this Agreement.

         Section 1.29 "Put Date" shall mean the Trading Day during the Investment Period that a Put Notice to sell Common Stock to the Investor is deemed delivered pursuant to Section 3.1(b) hereof.

         Section 1.30 "Put Notice" shall mean a written notice to the Investor setting forth the Investment Amount that the Company intends to sell to the Investor in the form attached hereto as Exhibit A.

         Section 1.31 "Put Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to a Put that has occurred or may occur in accordance with the terms and conditions of this Agreement.

         Section 1.32 "Registered Securities" shall mean the Put Shares until the soonest of the following: (i) all Put Shares have been disposed of pursuant to the Registration Statement, (ii) all Put Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all Put Shares have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, all Put Shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

         Section 1.33 "Registration Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the sale by the Company and resale by the Investor of the Registered Securities as set forth in Section 8.2(f), provided that such Registration Date shall occur on or before January 31, 2002.

         Section 1.34 "Registration Statement" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC, such as Form S-1, for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Investor of the Registered Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registered Securities under the Securities Act.

         Section 1.35 "SEC" shall mean the Securities and Exchange Commission.

         Section 1.36 "Securities Act" shall mean the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

         Section 1.37 "SEC Documents" shall mean, as of a particular date, all reports and other documents filed by the Company pursuant to the Securities Act or the Exchange Act .


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         Section 1.38 "Trading Cushion" shall mean the mandatory fifteen (15)
Trading Days between the Closing Date of the preceding Put and the next Put
Date.

         Section 1.39 "Trading Day" shall mean any day during which the Principal Market shall be open for business.

         Section 1.40 "Triggering Event" shall mean the occurrence of any of the following events after the occurrence of the Effective Date:

                  (a) While the Registration Statement is required to be maintained effective pursuant to the terms of this Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Investor for sale of the Registered Securities in accordance with the terms of this Agreement, subject to the provisions of Section 3.1(d) hereof;

                  (b) Delisting or suspension from listing of the Common Stock from the Principal Market on which the Common Stock is then listed, for a period of five consecutive days or for an aggregate of at least ten (10) days in any 365-day period;

                  (c) The Company's notice to the Investor, including by way of public announcement, at any time of the Company's failure to deliver the Put Shares as required by this Agreement; or

                  (d) Any representation or warranty by the Company was not true and correct at the time made or the Company breaches any covenant or other term or condition of this Agreement, or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby.

         Section 1.41 "Valuation Event" shall mean an event in which the Company at any time prior to the end of the Investment Period takes any of the following actions:

                  (a) subdivides or combines its Common Stock;

                  (b) pays a dividend on its Capital Shares or makes any other distribution of its Capital Shares;

                  (c) issues any additional Capital Shares ("Additional Capital Shares"), otherwise than as provided in the foregoing Subsections (a) and (b) above or (d) and (e) below, at a price per share less, or for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration (other than pursuant to this Agreement);

                  (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect immediately prior to such issuance;


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                  (e) issues any securities (inclusive of debt instruments)
convertible into or exchangeable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;

                  (f) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e); or

                  (g) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Subsections (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a Material Adverse Effect upon the rights of the Investor at the time of a Put;

provided, however, that any item listed on Schedule 1.41 hereto shall not be deemed to be a Valuation Event.

         Section 1.42 "VWAP" shall mean the daily volume weighted average price of the Common Stock on the Principal Market as reported by Bloomberg Financial, L.P. using the VWAP function.

                                   ARTICLE 2

                        PURCHASE AND SALE OF COMMON STOCK

         Section 2.1 Investments.

                  PUTS. Upon the terms and conditions set forth in this Agreement or any other related documents, on any Put Date the Company may make a Put by the delivery of a Put Notice, the Investment Amount shall be specified in the Put Notice. The Investment Amount shall not exceed the Maximum Put Amount.

         Section 2.2 Right of First Refusal.

                  For a period of three years following the Registration Date, the Company agrees that it will only offer, sell, contract, issue or deliver any securities, including without limitation, any Common Stock, Capital Shares Equivalents, or Capital Shares, in a private placement or other transaction, other than in connection with an employee stock purchase or similar plan or an acquisition of another party, if, at the time, it shall also first offer to the Investor the right to purchase the Investor's pro rata share of such securities pursuant to the following:

                  (i) The Company shall provide written notice of its intent to enter into such a transaction together with a term sheet containing the economic terms


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and significant provisions thereof (the "Offer") and any other information the Investor reasonably requests.

                  (ii) The Investor will have ten (10) calendar days from receipt of the Offer to deliver a written notice to the Company that the Investor wishes to accept the Offer in whole or in part, subject to satisfactory due diligence and reasonably acceptable definitive documentation, for the transaction.

                  (iii) If the Investor rejects the offer or fails to respond within such ten (10) calendar day period, then the Company may complete such transaction without including the Investor on terms and conditions substantially the same as those contained in the Offer.

                  (iv) Notwithstanding anything in this Section 2.2 to the contrary, the Company shall not be required to seek shareholder approval for the issuance of any securities pursuant to this Section 2.2 unless such approval would have been necessary prior to offer of such purchase rights to the Investor. If the issuance of the full amount of the Investor's pro rata share would require the Company to seek shareholder approval, the Company shall only offer to the Investor the right to purchase up to the maximum number of securities that the Company could issue without the need to seek shareholder approval.

                  (v) For the purposes of this Section 2.2, "pro rata share" shall mean the ratio that the number of shares of Common Stock then held by the Investor bears to the total number of shares of Common Stock then Outstanding.

                  (vi) Nothing in this Section 2.2 shall relieve the Investor of its obligations with respect to the Put Shares in accordance with the terms of this Agreement.

                                   ARTICLE 3

                        MAXIMUM AGGREGATE AMOUNT OF PUTS.

         Section 3.1 Mechanics.

                  (a) INVESTMENT AMOUNT, INCREASES AND MODIFICATIONS. At any time during the Investment Period, the Company may deliver a Put Notice to the Investor, subject to the terms set forth in Section 8.1; provided, however, that the Investment Amount for each Put as designated by the Company in the applicable Put Notice shall not be less than the Minimum Put Amount and not more than the Maximum Put Amount.

                  (b) PUT NOTICE/DATE OF DELIVERY OF PUT NOTICE. There shall be a maximum of thirty-six (36) Put Notices given during the Investment Period, which Investor shall be obligated to accept. The Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at any time on a day which is not a Trading Day. No Put Notice may be deemed delivered on a day that is not a Trading Day.


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                  The Put Notice shall specify (i) the amount of the Put the
Company wishes to exercise and (ii) the commencement date of the Pricing Period. If the Company wishes the date of the Put Notice to be the first day of the Pricing Period, such notice shall be delivered to the Investor and such receipt confirmed, before trading commences on such day.

                  During the Investment Period, the Company may exercise monthly Puts of up to the Investment Amount with an aggregate total not to exceed the Commitment Amount or the number of shares of the Company's registered and freely tradable Common Stock held in escrow.

                  (c) PRICING PERIOD.

                      (i) The Company shall not request a new Put within the Trading Cushion. Only one Put shall be allowed per Pricing Period. At no time shall the Investor be required to purchase more than the Investment Amount set forth in the Put Notice for a given Pricing Period.

                      (ii) If the Market Price of the Common Stock over the Pricing Period is more than ten (10%) less than the Market Price of the Common Stock over the ten (10) calendar day period preceding such Pricing Period, the Company shall have the right, in its sole discretion, to withdraw the Put Notice for that Pricing Period. Such Put Notice, once withdrawn, will not constitute one of the thirty-six (36) Put Notices permitted under Section 3.1(b) hereof, nor will the Company be deemed to have exercised a Put pursuant to the terms of this Agreement with regard to such withdrawn Put Notice. The withdrawal of the Put Notice must be made in writing or orally and confirmed in writing and delivered to the Investor no later than the Trading Day immediately following the Pricing Period.

                  (d) POST-EFFECTIVE AMENDMENTS; EXTENSION OF CLOSING DATE. If required under the Securities Act and the terms of this Agreement, on or before the Put Date the Company shall file with the SEC a post-effective amendment in connection with the Put. If the post-effective amendment has not been declared effective by the SEC by the close of business on the last Trading Day of the Pricing Period, then the Closing Date shall be the day immediately following the date on which such post-effective amendment is declared effective; provided, however, that if such amendment is not declared effective by the close of business on the fifteenth (15th) calendar day following the expiration of the Pricing Period, the provisions of Section
10.3 hereto shall apply.

                  (e) Payment. On the Closing Date, the Investor shall pay the Company an amount equal to the Investment Amount multiplied by the Purchase Price (the "Total Purchase Price").

                  (f) Settlement. On each Closing Date, the Company and the Investor shall execute and deliver a Compliance Certificate, in the form of the Compliance Certificate attached hereto as Exhibit C. Upon delivery of the acknowledgment by the Investor of the Compliance Certificate, the Company shall cause the delivery of whole shares of Common Stock to the Investor or its designees via a Letter of Authorization ("LOA"), against payment therefor to the Company's account by LOA of immediately available funds (provided that the


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shares of Common Stock are received by the Investor no later than 1:00 P.M.
New York time on the date of purchase) or next day available funds if the shares are received thereafter. The Company shall deposit the registered and freely tradable shares in its Company account with the Escrow Agent, and the Investor shall deposit the Total Purchase Price in the Investor's account with the Escrow Agent. Both the Company and the Investor shall have executed LOAs to effectuate the stock transfers and money transfers between the Company's escrow account and the Investor's escrow account.

                  (g) MODIFIED PURCHASE PRICE DURING MODIFIED PUT PERIOD. Notwithstanding anything to the contrary contained in this Agreement, during the Modified Put Period, the Investor shall purchase an aggregate of $2,250,000 at the Modified Purchase Price (for an aggregate of 529,410 shares), which shall represent $750,000 (176,470 shares) during each month of the Modified Put Period; provided however that in the Investor's sole discretion, the Investor may advance all or any portion of the total amount to be paid by the Investor during the Modified Put Period at any time commencing as of the Effective Date and continuing for a period of 60 days thereafter and the Company shall issue such Put Shares as soon as practicable following any such advances and according to the terms contained in this Agreement; but provided further, that this Agreement, when executed by the parties, shall constitute the Put Notice(s) required to be provided to the Investor by the Company during such Modified Put Period and no additional notices shall be required to be presented to the Investor with respect to the transaction contemplated by this subsection (g).



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                                   ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

         Investor represents and warrants to the Company that:

         Section 4.1 Intent.

                  The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

         Section 4.2 Sophisticated Investor.

                  The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

         Section 4.3 Authority.

                  This Agreement has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         Section 4.4 [Omitted].

         Section 4.5 Organization and Standing.

                  Investor is a company duly organized, validly existing, and in good standing under the laws of the British Virgin Islands.

         Section 4.6 Absence of Conflicts.

                  The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, does not and will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or, to the Investor's knowledge, (a) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the


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creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

         Section 4.7 Disclosure; Access to Information.

                  Investor has received and reviewed all documents, records, books and other publicly available information pertaining to Investor's investment in the Company that have been requested by Investor. When and as the Company is subject to the periodic reporting requirements of the Exchange Act, Investor will have reviewed copies of any such filed reports that have been requested by it.

         Section 4.8 Manner of Sale.

                  At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

         Section 4.9 Financial Capacity.

                  Investor currently has the financial capacity to meet its obligations to the Company hereunder, and the Investor has no present knowledge of any circumstances which could cause it to become unable to meet such obligations in the future.

         Section 4.10 Underwriter Liability.

                  Investor understands that it is the position of the SEC that the Investor is an underwriter within the meaning of Section 2(11) of the Securities Act and that the Investor will be identified as an underwriter of the Put Shares in the Registration Statement.

                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Investor that, except as set forth on the Disclosure Schedule prepared by the Company and attached hereto as Exhibit D:

         Section 5.1 Organization of the Company.

                  The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Georgia and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. Except as set forth on the Disclosure Schedule, the Company does not have any subsidiaries and does not own more than fifty percent (50%) of or control any other business entity. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the


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nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

         Section 5.2 Authority.

                  (a) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement, pursuant to its terms, and to issue the Put Shares.

                  (b) The execution, issuance and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or shareholders is required.

                  (c) This Agreement has been duly executed and delivered by the Company and at the initial Closing shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (d) The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the issuance of the Put Shares.

         Section 5.3 Capitalization.

                  The authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock, $0.001 par value per share, of which 5,000,000 shares are issued and outstanding as of the date hereof, and (ii) twenty (20) million shares of preferred stock., $0.001 par value per share, of which 2,175,000 shares of Series A Convertible Preferred Stock, have been authorized, 1,175,000 of which are issued and outstanding as of the date hereof. Except for (i) outstanding options and warrants as set forth in the SEC Documents and (ii) as set forth in the Disclosure Schedule, there are no outstanding Capital Share Equivalents nor any agreements or understandings pursuant to which any Capital Shares Equivalents may become outstanding. Except as set forth on the Disclosure Schedule, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and all shares of Common Stock issued in connection with any Put will be duly and validly authorized and issued and, upon receipt by the Company of the Purchase Price therefore, will be fully paid and non-assessable.

         Section 5.4 Common Stock.

                  The Company shall use its best efforts to register its Common Stock pursuant to Section 12(b) or (g) of the Exchange Act, and upon such registration, shall, at all times, be in full compliance with all reporting requirements of the Exchange Act, and the Company shall, at all times, be in compliance with all requirements for the continued listing or


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quotation of its Common Stock, and such Common Stock is currently or will be prior to the issuance of any Put Notice, listed or quoted on the Principal
Market.

         Section 5.5 SEC Documents.

                  The Company will make available to the Investor true and complete copies of all SEC Documents at the time they are filed. The Company has not and will not provide to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and rules and regulations of the SEC promulgated thereunder and the SEC Documents will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company to be included in the SEC Documents will comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements will be prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries will have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which were not fully reflected in, reserved against or otherwise to be described in the financial statements or the notes thereto included in the SEC Documents or will not be incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements.

         Section 5.6 Valid Issuances.

                  When issued and paid for in accordance with the terms hereof, the Put Shares will be duly and validly issued, fully paid, and non-assessable. Neither the sales of the Put Shares pursuant to, nor the Company's performance of its obligations under, this Agreement will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Put Shares, or, except as contemplated herein, any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe for or acquire the Capital Shares or other securities of the Company. The Put Shares shall not subject the Investor to personal liability to the Company or its creditors by reason of the possession thereof.

         Section 5.7 No Conflicts.

                  The execution, delivery and performance of this Agreement or any other related documents by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares, do not and will not (i) result in a violation of the Company's Articles of Incorporation or By-Laws or (ii) to the Company's knowledge, conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not have a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Put Shares in accordance with the terms hereof (other than any SEC, Principal Market or state securities filings that may be required to be made by the Company subsequent to the initial Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Principal Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

         Section 5.8 No Material Adverse Change.

                  Since June 30, 2001, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents.

         Section 5.9 No Undisclosed Events or Circumstances.

                  Since June 30, 2001, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

         Section 5.10 Litigation and Other Proceedings.

                  There are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any subsidiary, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could result in a Material Adverse Effect.

         Section 5.11 No Misleading or Untrue Communication.

                  The Company and, to the knowledge of the Company, any person representing the Company, have not made, at any time, any written communication in connection with the offer or sale of the Put Shares which contains any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading. The Company and, to the knowledge of the Company, any person representing the Company, have not made, at any time, any written communication to any regulatory agencies, including without limitation, any federal or state securities agencies, which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

         Section 5.12 Material Non-Public Information.

                  The Company has not disclosed to the Investor any material non-public information that (i) if disclosed publicly, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

         Section 5.13 Insurance.

                  The Company and each subsidiary maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

         Section 5.14 Tax Matters.

                  To the Company's knowledge, the Company and each subsidiary have filed all Tax Returns which they are required to file under applicable laws; all such Tax Returns are true and accurate in all material respects and have been prepared in compliance with all applicable laws; to the Company's knowledge, the Company has paid all material Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, shareholder, creditor or other third parties; and since January 1, 2001, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

                  No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any foreign, federal, state or local taxing authority. To the Company's knowledge, there are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to
Section 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (B) has not agreed to or is not required to make any adjustments pursuant to Section 481(a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has no knowledge that the IRS has proposed any such adjustment or change in accounting method, or has no application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code.

                  The Company has not made an election under Section 341(f) of the Internal Revenue Code. To the Company's knowledge, the Company is not liable for the Taxes of another person that is not a subsidiary of the Company (A) under Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is not obligated to make payments or is not a party to an agreement that could obligate it to make any payments that would not be deductible under Section 280G of the Internal Revenue Code.

                  For purposes of this Section 5.14:

                  "IRS" means the United States Internal Revenue Service.

                  "TAX" or "TAXES" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

                  "TAX RETURN" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

         Section 5.15 Property.

                  Neither the Company nor any of its subsidiaries owns any real property. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and to the Company's knowledge any real property and buildings held under lease by the Company as tenant are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and intended to be made of such property and buildings by the Company.

         Section 5.16 Intellectual Property.

                  To the Company's knowledge, each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted or contemplated to be conducted. To the Company's knowledge, neither the Company nor any of its subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intangibles. No adverse claims have been asserted by any person to the ownership or use of any Intangibles and the Company has no knowledge of any basis for such claim.

         Section 5.17 Internal Controls and Procedures.

                  The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all material transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

         Section 5.18 No Misrepresentation.

                  The representations and warranties of the Company contained in this Agreement, any schedule, annex or exhibit hereto and any agreement, instrument or certificate furnished by the Company to the Investor pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 6

                            COVENANTS OF THE INVESTOR

         Investor covenants with the Company that:

         Section 6.1 Compliance with Law.

                  The Investor's trading activities with respect to the Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed. Without limiting the generality of the foregoing, the Investor agrees that it will, whenever required by federal securities laws, deliver the prospectus included in the Registration Statement to any purchaser of Put Shares from the Investor.

                                   ARTICLE 7

                            COVENANTS OF THE COMPANY

         Section 7.1 Registration Rights.

                  (a) The Company shall prepare and file the Registration Statement to register the resale of the Registered Securities, and use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable following the filing thereof. The Company shall use its best efforts to keep the Registration Statement continuously effective, pursuant to the Securities Act, until the Investor no longer holds any Registered Securities.

                  (b) In connection with the Registration Statement, but subject to the limitations set forth in Section 7.1(d) hereof, the Company shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such Registered Securities have been disposed of in accordance with the intended methods of disposition by the Investors or sellers thereof as set forth in the Registration Statement. The Company shall notify the holders of the Registered Securities of the filing and effectiveness of such Registration Statement and any amendments or supplements. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registered Securities issued, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefore, if available), or both, so as to cover all of the Registered Securities, in each case, as soon as practicable, but in any event within twenty (20) business days after the necessity therefor arises (based on the Market Price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. The Investor shall furnish to the Company such information regarding the Investor and its proposed methods of distribution of the Registered Securities as the Company may from time to time request and as shall be required by law to effect and maintain the registration of such Registered Securities under the Securities Act and any state securities laws.

                  (c) All expenses of the Company associated with the preparation of the Registration Statement and filing thereof shall be borne by the Company, including the payment of any applicable listing fees. Except as set forth in Section 15.7 hereof, the Investor shall be responsible for fees and expenses of its own counsel and any commissions or underwriting discounts payable with respect to the resale of the Registered Securities. The Company shall furnish, at its expense, to the Investor such number of copies of the Registration Statement and of each amendment and supplement thereto, the prospectus included in the Registration Statement, and such other related documents as the Investor may reasonably request in order to facilitate the disposition of the Registered Securities by the Investor.

                  (d) Notwithstanding the foregoing, the Company shall notify the Investor at any time after the effectiveness of the Registration Statement (when a prospectus relating thereto is required to be delivered under the Securities Act) of the happening of any event or other circumstance as the result of which (i) the prospectus included in such Registration Statement, as then in effect, would include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances then existing, not misleading or (ii) continued effectiveness of such Registration Statement or a subsequent Registration Statement, and the use of such prospectus, would otherwise have a material and adverse effect on any proposed or pending acquisition, merger, business combination or other material transaction involving the Company, and, upon receipt of such notice and until the Company makes available to the Investor a supplemental or amended prospectus, the Investor shall not offer or sell any Registered Securities pursuant to the Registration Statement and shall return all copies of the Registration Statement or such prospectus to the Company if requested by it to do so. As promptly as practicable following any such occurrence, the Company shall prepare and furnish to the Investor a reasonable number of copies of the supplement or amendment to such prospectus as may be necessary so that, as thereafter delivered to subsequent purchasers of the Common Stock, such prospectus shall meet in all material respects the requirements of the Securities Act. The period of time in which the Investor may not offer or sell Registered Securities pursuant to the Registration Statement shall be referred to herein as a "blackout period." The Investor acknowledges and agrees that in the event that it receives notice of a blackout period from the Company, that the notice itself and any information contained therein will be considered confidential information and the Investor will maintain such information in confidence consistent with the duty of trust or confidence thereby undertaken with respect to such information within the meaning of Rule 10b5-2 under the Exchange Act.

                  (e) The Company shall use its best efforts to (i) register and qualify the Registered Securities under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investor shall reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the effectiveness of the Registration Statement,
(iii) to keep such registration or
qualification in effect for so long as the Registration Statement remains in effect, and (iv) to take any other action which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions of the securities to be sold by the Investor, consistent with the plan of distribution described in the prospectus included in the Registration Statement, provided, however, that the Company shall not be required in connection with or as a condition to the foregoing to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.1(e), (B) subject itself to general taxation in any jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause the Company undue expense or burden, or (E) make any change in its charter or bylaws, which in each case the Company's Board of Directors determines to be contrary to the best interests of the Company and its shareholders.

                  (f) Indemnification.

                  (i) To the extent permitted by law, the Company will indemnify and hold harmless the Investor and each person (including each officer, director, trustee or partner thereof) who controls the Investor within the meaning of Section 15 of the Securities Act and any underwriter for each (as defined in the Securities Act) (collectively, "Person") with respect to which any Registration Statement under the Securities Act has been filed and become effective pursuant to this Agreement, against all claims, losses, expenses, damages and liabilities, or actions in respect thereto (or any settlement of any claim), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any definitive prospectus contained in any registration statement, as may be amended or supplemented, covering the Registered Securities for resale, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law, in each case in connection with the offering covered by such Registration Statement, any failure by the Company to fulfill any undertaking included in a Registration Statement and for any material misrepresentation or breach of any representation or warranty given or made by the Company in this Agreement, and will reimburse the Investor and each Person for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that (A) such legal and other expenses shall be limited to not more than one legal counsel for a group including the Investor and such Persons, and (B) the Company will not be liable in any such case to the extent that (xx) any such claim, loss, damage or liability arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by the Investor specifically for use in such prospectus, or (yy) the Investor or its representative fails to deliver a copy of the definitive prospectus most recently furnished by the Company and contained in any such Registration Statement, as may be amended or supplemented, to the buyer of any Registered Securities.

                  (ii) To the extent permitted by law, the Investor will indemnify and hold harmless the Company and each person (including each officer and director thereof) who controls the Company within the meaning of
Section 15 the Securities Act with
respect to which any Registration Statement under the Securities Act has been filed and becomes effective pursuant to this Agreement, against all claims, losses, expenses, damages and liabilities, or actions in respect thereof (or any settlement of any claim) arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any such prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and which are made in reliance upon any and in conformity with written information furnished by the Investor specifically for use in connection with such Registration Statement, (B) any violation or alleged violation by the Investor of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law, in each case in connection with the offering covered by such Registration Statement, (C) any failure by the Investor to fulfill any undertaking included in a Registration Statement and (D) for any material misrepresentation or breach of any representation or warranty given or made by the Investor in this Agreement, and will reimburse the Company and each Person for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided, however, that the liability of the Investor under the provisions of this Section 7.1(f)(ii) shall be limited to an amount equal to the gross proceeds received by the Investor upon the sale of the Registered Securities purchased by the Investor pursuant to this Agreement; and provided further that the Investor will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon information furnished by the Company specifically for use in such prospectus.

                  (iii) Each party entitled to indemnification under this
Section 7.1(f) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure prejudiced the rights of the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (iv) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any person or entity entitled to indemnification under this Section 7.1(f) makes a claim for indemnification pursuant to this Section 7.1(f) but it is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7.1(f) provides for indemnification in such case; then, and in such case, the party that would otherwise be required to indemnify under this Section 7.1(f) will contribute to the aggregate losses, claims, damages or liabilities to which the other parties may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the parties in connection with the losses suffered, as well as any other relevant equitable considerations.

         Section 7.2 Listing of Common Stock.

                  The Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as practicable (but in any event prior to the commencement of the Investment Period) to list the Put Shares. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Put Shares and will take such other action as is necessary or desirable in the opinion of the Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company will take all action to continue the listing and trading of its Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide Investor with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within one Trading Day of the Company's receipt thereof.

         Section 7.3 Exchange Act Registration.

                  The Company will use its best efforts to cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act and be freely tradable, will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

         Section 7.4 Legends; Lock-Ups.

                  The certificates evidencing the Common Stock to be sold to the Investor shall be free of restrictive legends. No lock-up provisions as to the Common Stock sold to the Investor shall be imposed or in place, at any time, without the express written approval of the Investor, which approval shall be in Investor's sole discretion; provided, however, that in the event the Company engages in a firmly underwritten public offering of its Common Stock for a total offering price of at least $25.0 million, without regard to the price per share, the Investor agrees to enter into such agreement as the underwriter(s) reasonably request imposing lock-up provisions on the sale of the Common Stock held by the Investor as of the date of such lock-up agreement for a period not to exceed 120 days.

         Section 7.5 Corporate Existence.

                  The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

         Section 7.6 Additional SEC Documents.

                  During the Investment Period, the Company will deliver to the Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC, or else notify the Investor that such documents are available on the EDGAR system.

         Section 7.7 Notice of Certain Events Affecting Registration; Suspension of Right to Make a Put.

                  The Company will immediately notify the Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registered Securities; (i) receipt of any request for additional information from the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. Except for the delivery of a Put Notice in connection with the filing of a post-effective amendment pursuant to Section 3.1(d) hereof, the Company shall not deliver to the Investor any Put Notice during the continuation of any of the foregoing events.

         Section 7.8 Expectations Regarding Put Notices.

                  Within ten (10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Investment Period, the Company must notify the Investor, in writing, as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Put Notices. The failure by the Company to comply with this provision can be cured by the

Company's notifying the Investor, in writing, at any time as to its reasonable expectations with respect to the current calendar quarter.

         Section 7.9 Consolidation; Merger.

                  The Company shall not, at any time after the date hereof, effect any merger, consolidation or reorganization of the Company with or into, or a transfer of all or substantially all of the assets of the Company, inclusive of any of the Company's subsidiaries, to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

         Section 7.10 Non-Usage Fee.

                  The Company shall pay the Investor a non-usage fee equal to Twenty Thousand Dollars ($20,000) on the last day of each six-month period of the Investment Period, commencing on the Effective Date, in which no Put Notices are issued by the Company.

         Section 7.11 Notice of Issuing Additional Common Stock.

                  During the term of the Agreement, the Company shall provide the Investor with notice of any additional issuances of Capital Shares, Common Stock, or Capital Share Equivalents or any agreements granting registration or anti-dilution rights to any person with respect to any of the Company's equity or debt securities prior to the issuance(s) of such securities.

                                    ARTICLE 8

            CONDITIONS TO DELIVERY OF PUTS AND CONDITIONS TO CLOSING

         Section 8.1 Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock.

                  The obligation hereunder of the Company to issue and sell the Put Shares to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below:

                  (a) ACCURACY OF THE INVESTOR'S REPRESENTATION AND WARRANTIES. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

                  (b) PERFORMANCE BY THE INVESTOR. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing, and Investor shall provide a certificate to the Company, substantially in the form of that delivered by the Investor at the Closing of the sale of the initial shares, to such effect.

         Section 8.2 Conditions Precedent to the Right of the Company to Deliver a Put Notice and the Obligation of the Investor to Purchase Put Shares.

                  The right of the Company to deliver a Put Notice and the obligation of Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on both (i) the date of delivery of such Put Notice and (ii) the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions (except with respect to Section 8.2(d), which need only be delivered on a Closing
Date):

                  (a) CLOSING CERTIFICATE. All representations and warranties of the Company contained herein shall remain true and correct, except as variations thereto may have been previously waived or consented to by the Investor, as of the Closing Date as though made as of such date and the Company shall have delivered into escrow on or prior to the Closing Date an Officer's Certificate signed by its Chief Executive Officer certifying that all of the Company's representations and warranties herein remain true and correct as of the Closing Date and that the Company has performed all covenants and satisfied all conditions to be performed or satisfied by the Company prior to such Closing;

                  (b) BLUE SKY. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Common Stock to the Investor and by the Investor as set forth in Section 7.1 hereof or shall have the availability of exemptions therefrom;

                  (c) AVAILABILITY OF PUT SHARES. There shall be a sufficient number of registered and freely tradable shares deposited in the Company's account with the Escrow Agent to meet the delivery obligation of the Put Notice.

                  (d) OPINION OF COUNSEL. Receipt by the Investor of certain opinions of counsel to the Company, in the form agreed upon between the parties; and

                  (e) TRANSFER AGENT. The Company shall have delivered to the Company's transfer agent instructions to such transfer agent in form and substance reasonably satisfactory to the Investor.

                  (f) REGISTRATION OF THE COMMON STOCK WITH THE SEC. Subject to Section 3.1(d) hereof, the Registration Statement shall have previously become effective and shall remain effective and available for making resales of the Put Shares by the Investor on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist.

                  (g) AUTHORITY. The Company will satisfy all laws and regulations pertaining to the sale and issuance of the Put Shares.

                  (h) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

                  (i) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

                  (j) ADVERSE CHANGES. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

                  (k) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock (including, without limitation, the Put Shares) is not suspended by the SEC or the Principal Market, and the Common Stock (including, without limitation, the Put Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market. The Company shall not have received any notice threatening to delist the Common Stock from the Principal Market which has not been addressed to the satisfaction of the Principal Market.

                  (l) NO KNOWLEDGE. Other than as set forth in Section 3.1(d), the Company has no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is reasonably likely to occur within the thirty (30) Trading Days following the Trading Day on which such Notice is deemed delivered).

                  (m) TRADING CUSHION. The Trading Cushion shall have elapsed since the next preceding Put Date.

                  (n) OTHER. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 8.2.

                                   ARTICLE 9

         DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION

         Section 9.1 Due Diligence Review.

                  The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registered Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all SEC Documents and other filings with the SEC, and all other publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such publicly available information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

         Section 9.2 Non-Disclosure of Non-Public Information.

                  (a) The Company shall not disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

                  (b) The Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 9.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE 10

      ADJUSTMENTS TO THE PURCHASE PRICE AND NUMBER OF PUT SHARES; REMEDIES

         Section 10.1 Termination of Investment Obligation.

                  (a) The obligation of the Investor, but not the right, to purchase shares of Common Stock may terminate, in Investor's sole discretion, in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of fifteen (15) Trading Days during the Investment Period, for any reason other than deferrals or suspensions in accordance with Section 7.1(d) of this Agreement as a result of corporate developments subsequent to the Registration Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act, or (ii) the Company shall at any time fail to comply with the requirements of Section 7.2, 7.3 or 7.5., or (iii) the Registration Statement shall not have become effective by the Registration Date, or (iv) the Company shall breach, in any material respect, any representation, warranty, covenant or other agreement contained in this Agreement or any document or agreement executed in connection therewith. In the event of the happening of any occurrence described in the preceding subsection (iv), the Investor shall give written notice of the breach to the Company and the Company shall have a period of thirty (30) days during which to cure such breach, if such breach is capable of being cured. The Investor shall be under no obligation to honor any Put Notice during such thirty (30) day period.

                  (b) The obligation of the Company to sell Put Shares to the Investor may terminate, in the Company's reasonable discretion, if the Investor fails to honor any Put Notice within fifteen (15) Trading Days of the Closing Date scheduled for such Put, and the Company notifies Investor of such termination or if the Investor and its affiliates, under any circumstances, own as much as 20% of the outstanding voting securities of the Company.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, if this Agreement is terminated, for whatever reason, any Placement Fees paid to the Investor shall be retained by the Investor, with no penalty or repayment with respect thereto.

         Section 10.2 Valuation Event.

                  In the event of any Valuation Event, the Company shall issue to the Investor, at no cost to the Investor, such additional number of shares of Common Stock such that the percentage of shares of Common Stock held by the Investor immediately prior to any

Valuation Event shall be equal to the percentage of shares of Common Stock held by the Investor immediately following any such Valuation Event.

         Section 10.3 Delay in Effectiveness.

                  In the event that the Registration Statement or any post-effective amendment thereto has not been declared effective by the SEC by the 15th calendar day following any Pricing Period, the Market Price percentage for such Closing (initially 90%) shall be reduced by 1% for each 30 day period (or any portion thereof) following such 15th calendar day following the Pricing Period that the Registration Statement or such post-effective amendment is not declared effective by the SEC; provided that the Purchase Price percentage shall never be less than 15% of the Market Price. Additionally, the Investment Period may be extended, at Investor's sole option, by the number of days in the period following such 15th calendar day following the Pricing Period until such time as such Registration Statement or post-effective amendment is declared effective by the SEC.

         Section 10.4 Triggering Events

                  In the event of any Triggering Event, at the sole discretion of the Investor, the Company shall pay the Investor an amount equal to three percent (3%) of the outstanding Put Shares then held by the Investor, based on the Market Price of the Common Stock immediately prior to such Triggering Event. Notwithstanding any remedies to which the Investor may be entitled, the Company shall use its best efforts to cure any such Triggering Events.

         Section 10.5 Issuance of Additional Shares in the Event of any "blackout period."

                  In the event that (a) within fifteen (15) Trading Days after any Closing Date, the Company gives notice to the Investor of an impending "blackout period" in accordance with Section 7.1(d) of this Agreement and (b) the Bid Price on the Trading Day immediately preceding such "blackout period" (the "Old Bid Price") is greater than the Bid Price on the first Trading Day following such "blackout period" (the "New Bid Price") the Company shall issue to the Investor a number of additional shares (the "Blackout Shares") equal to the difference between (y) the product of the number of Registered Securities purchased by the Investor on such most recent Closing Date and still held by the Investor during such "blackout period" that are not otherwise freely tradable during such "blackout period" and the Old Bid Price, divided by the New Bid Price and (z) the number of Registered Securities purchased by the Investor on such most recent Closing Date and still held by the Investor during such "blackout period" that are not otherwise freely tradable during such "blackout period"; provided, however, that this Section 10.5 shall not apply if the blackout period consists solely of the period of time in which a post-effective amendment to the Registration Statement, filed for the purpose of including in the Registration Statement such information as is required in connection with the periodic reporting requirements of the Exchange Act, is not declared effective by the SEC; and provided further, that the Company shall file such post-effective amendment with the SEC no later that the date on which it files such reports under the Exchange Act. If any issuance of Blackout Shares would result in the issuance of a number of shares which, when combined with the shares already owned by the Investor and any of its affiliates would exceed twenty percent (20%) of the total shares of Common Stock then outstanding, then in lieu of the issuance of any shares in excess of such twenty percent (20%) of the shares of Common Stock outstanding, the Company shall pay to the Investor in cash within five (5) Trading Days, an amount equal to the closing ask price of the Common Stock on the first Trading Day following the end of the blackout period multiplied by such number of excess shares.

         Section 10.6 Sales Pursuant to Rule 144.

                  Until such time as the Investor has purchased the total Commitment Amount, in the event that for any reason, any Common Stock held by the Investor pursuant to this Agreement is not registered or freely tradable and may only be sold pursuant to Rule 144 or Rule 144(k), the Investor, in its sole discretion, may terminate its obligations under this Agreement to acquire the Commitment Amount as of the date such shares are no longer liquid.

         Section 10.7 Liquidated Damages.

                  The parties hereto acknowledge and agree that the obligation to issue Registered Securities and the Investor's benefit of the bargain set forth in this Agreement and the remedies described in this Agreement and specifically in this Article 10 shall constitute liquidated damages for loss of a bargain and not as a penalty or penalties. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in this Agreement bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor, and (c) the parties are sophisticated business parties and have been represented by legal and financial counsel and negotiated this Agreement at arm's length.

         Section 10.8 No Penalties

                  The parties agree that it is appropriate to include in this Agreement default payments and discounts in order to compensate the Investor for such damages. The parties acknowledge and agree that the default payments and discounts represent the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such default payments and discounts are reasonable and will not constitute a penalty.

         Section 10.9 Cumulative Remedies

                  The default payments and additional discounts provided for in this Agreement are in addition to and not in lieu or limitation of any other rights the Investors may have at law, in equity or under the terms of this Agreement or any other documents, including without limitation the right to specific performance.

                                   ARTICLE 11

                           TRANSFER AGENT INSTRUCTIONS

         Section 11.1 Transfer Agent Instructions.

                  Upon each Closing, the Company will issue to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions to deliver the Put Shares without restrictive legends to the Escrow Agent.

         Section 11.2 No Legend or Stock Transfer Restrictions.

                  Subject to the terms of Section 7.4 hereto, no legend shall be placed on the share certificates representing the Put Shares and no instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions or any lock-up have been or shall be given to the Company's transfer agent with respect thereto.

         Section 11.3 Investor's Compliance.

                  Nothing in this Article shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Put Shares.

                                   ARTICLE 12

                                  CHOICE OF LAW

         Section 12.1 Governing Law/Arbitration.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York City and without regard to its principles of conflicts of laws. Any dispute under this Agreement or any Exhibit attached hereto shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. The Board of Arbitration shall be authorized and is directed to enter a default judgment against any party refusing to participate in the arbitration proceeding within thirty days of any deadline for such participation. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The Board of Arbitration shall issue findings of fact and the decision of the Board of Arbitration shall be binding on all parties unless there is a manifest error in law or as to the facts. The prevailing party shall be awarded its costs, including attorneys' fees, from the non-prevailing party as part of the arbitration award. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. The prevailing party in such injunctive action shall be awarded its costs, including attorney's fees, from the non-prevailing party. Notwithstanding anything to the contrary contained in this Article, each party shall have the right to seek injunctive relief in aid of such arbitration.

                                   ARTICLE 13

                                   ASSIGNMENT

         Section 13.1 Assignment.

                  Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person except by operation of law. Notwithstanding the foregoing, upon the prior written consent of the Company, which consent shall not unreasonably be withheld or delayed in the case of an assignment to an affiliate of the Investor, the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) who agrees to make the representations and warranties contained in Article IV and perform the covenants contained in
Article VI and who agrees to be bound hereby.

                                   ARTICLE 14

                                     NOTICES

         Section 14.1 Notices.

                  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or email or facsimile (with confirmation copy sent by mail) addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  If to Company:
                           Dave Lasier
                           Chief Executive Officer

                           Blue Sky Communications, Inc.
                           6120 Windward Parkway
                           Suite 290
                           Alpharetta, Georgia  30005
                           Tel:  (678) 366-9660, ext. 6324
                           Fax:  (678) 366-9662
                           E-Mail:  dlasier@blueskypcs.com

                  with copies to:
                           Thomas Wardell, Esq.
                           Long, Aldridge & Norman, LLP
                           303 Peachtree Street, Suite 5300
                           Atlanta, Georgia  30308-3201
                           Tel: (404) 527-4000
                           Fax: (404) 527-4198
                           E-Mail:  twardell@lanlaw.com

                  if to the Investor:
                           David W. Sloan, Esq.
                           Proskauer Rose LLP
                           1585 Broadway
                           New York, NY 10036
                           Tel: (212) 969.3355
                           Fax: (212) 969.2900
                           E-mail: dsloan@proskauer.com

                  Either party hereto may from time to time change its address or facsimile number for notices under this Section 14.1 by giving at least ten (10) days prior written notice of such changed address or facsimile number to the other party hereto.

                                   ARTICLE 15

                                  MISCELLANEOUS

         Section 15.1 Counterparts/ Facsimile/ Amendments.

                  This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

         Section 15.2 Entire Agreement.

                  This Agreement and the Exhibits hereto set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

         Section 15.3 Survival; Severability.

                  (a) The representations, warranties, covenants and agreements of the parties hereto shall be correct and true as of, and shall survive, each Closing hereunder. The representations, warranties, covenants and agreements shall survive until such time as the Registered Securities have been disposed of in accordance with the intended methods of disposition by the Investors or sellers thereof as set forth in the Registration Statement.

                  (b) In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

         Section 15.4 Title and Subtitles.

                  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         Section 15.5 Reporting Entity for the Common Stock.

                  The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

         Section 15.6 Replacement of Certificates.

                  Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Put Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company (which shall not exceed that required by the Company's transfer agent in the ordinary course) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

         Section 15.7 Fees and Expenses.

                  The Company and the Investor agree to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay the fees, expenses and disbursements of Investor's counsel in the amount of $25,000 upon execution of this Agreement. On the Execution Date, the Company agrees to pay to the Investor or its designee a Placement Fee of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00).

At any point whereby the Company desires all or a portion of this equity facility to be backed by a standby letter of credit, the Company shall pay a 1% fee on that amount. Any and all fees due to the Investor shall be paid to the Escrow Agent, pursuant to the instructions described in the definition of the Escrow Agent.

         Section 15.8 Brokerage.

                  Except for the engagement of GDM Holdings, Inc. by the Company, each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

         Section 15.9 Publicity.

                  The Company agrees that it will not issue any press release or other public announcement of the transactions contemplated by this Agreement without the prior consent of the Investor, which shall not be unreasonably withheld nor delayed by more than two (2) Trading Days from its receipt of such proposed release; provided, however, that if the Company is advised by its outside counsel that it is required by law or the applicable rules of any Principal Market to issue any such press release or public announcement, then, it may do so without the prior consent of the Investor, although it shall be required to provide prior notice (which may be by telephone) to the Investor that it intends to issue such press release or public announcement. No release shall name the Investor without its express consent.




                         (Signatures on following page)



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



         IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Line of Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                     ACIBAR INTERNATIONAL INVESTMENTS, LTD.

                                     By:
                                        ----------------------------------
                                     Title:
                                           -------------------------------

                                     BLUE SKY COMMUNICATIONS, INC.

                                     By:
                                        ----------------------------------
                                     Title:
                                           -------------------------------












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